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                                                                    Exhibit 3.21

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 10/19/1998
  981402393 - 2956802



                            CERTIFICATE OF FORMATION
                                       OF
                          GOLFSMITH LICENSING, L.L.C.

     I, the undersigned natural person of the age of eighteen years or more, acting as an authorized person of a limited liability company under the Delaware Limited Liability Company Act, do hereby submit the following Certificate of Formation for such limited liability company:

                                   ARTICLE I

     The name of the limited liability company is Golfsmith Licensing, L.L.C.

                                   ARTICLE II

     The address of the limited liability company's initial registered agent in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The name of its initial registered agent at such address is Corporation Service Company.

                                  ARTICLE III

     Carl F. Paul shall serve as the initial manager of the limited liability company.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of October, 1998.


                                        /s/ H. Lewis McReynolds
                                        -----------------------------------
                                        H. Lewis McReynolds, Authorized Person
                                        600 Travis, Suite 3400
                                        Houston, TX 77002